SERIES A-1 PREFERRED STOCK REPURCHASE AGREEMENT

This SERIES A-1 PREFERRED STOCK REPURCHASE AGREEMENT, dated as of February 27, 2020 (this “Agreement”) is made and entered into by and between Coty Inc., a Delaware corporation (“Buyer”), Pierre Laubies and Elmfort Invest B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Elmfort” and each of Pierre Laubies and Elmfort, a “Seller”).

WHEREAS, Elmfort holds 6,925,341 shares of Series A-1 Preferred Stock, par value $0.01 per share (“Series A-1 Preferred Stock”), of Buyer purchased by Pierre Laubies pursuant to a subscription agreement, by and between Buyer and Pierre Laubies, dated February 4, 2019 (the “February 2019 Shares”); and

WHEREAS, Pierre Laubies purchased an additional 980,000 shares of Series A-1 Preferred Stock of Buyer pursuant to a subscription agreement, by and between Buyer and Pierre Laubies, dated June 17, 2019 (the “June 2019 Shares,” and together with the February 2019 Shares, the “Shares”).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.Purchase of Series A-1 Preferred Stock. (a) Elmfort agrees to sell to Buyer, and Buyer agrees to purchase from Elmfort, the 6,925,341 February 2019 Shares for a purchase price of $19,001,058 and (b) Pierre Laubies agrees to sell to Buyer, and Buyer agrees to purchase from Pierre Laubies, the 980,000 June 2019 Shares for a purchase price of $0, for an aggregate total purchase price for all Shares of $19,001,058 (the “Purchase Price”).

2.Closing.

(a) At the closing (the “Closing”) of the purchase and sale of the Shares, which shall take place as soon as reasonably practicable following the date hereof but in any event no later than March 2, 2020, each Seller will (i) sell to Buyer the Shares held by such Seller free and clear of all liens, other than any restrictions arising under the applicable securities laws, and (ii) cause to be delivered to Buyer evidence of the registration of the Shares held by such Seller in Buyer’s name with Buyer’s transfer agent.

(b) At the Closing, Buyer will make payment of the Purchase Price in respect of the Shares, in immediately available funds by wire transfer to a bank account designated by each Seller, with reference “Series A-1 Payment Purchase Price.”

3.Representations and Warranties of the Sellers. Each Seller hereby represents and warrants to Buyer that (i) such Seller owns and will deliver the Shares held by such Seller to Buyer at Closing, free and clear of any and all liens, claims, options, security interests and encumbrances of any kind, except any restrictions under applicable federal and state securities laws, and such Seller will convey to Buyer good, valid and marketable title to the Shares held by such Seller, except any restrictions under applicable federal and state securities laws, (ii) such Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, in each case, without the need of any waiver or consent of any entity, person or governmental authority, (iii) this

Agreement and the transactions contemplated hereby have been duly authorized by all necessary action by such Seller, and, to the extent necessary under applicable community property or other law, such Seller’s spouse, as applicable and (iv) this Agreement has been duly and validly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable in accordance with its terms. Each Seller hereby understands and acknowledges that (i) neither Buyer nor any of its affiliates, principals, stockholders, partners, employees or agents has provided such Seller with any investment advice or rendered any opinion to such Seller as to Buyer or whether the sale of the Shares held by such Seller is prudent or suitable, and such Seller is not relying on any representation or warranty of Buyer other than those set forth in Section 4 hereof, and (ii) each of the Sellers and Buyer and their affiliates may possess nonpublic information regarding Buyer which has not been disclosed and that may impact the value of the Shares (the “Information”).

4.Representations and Warranties of Buyer. Buyer hereby represents and warrants to each Seller that (i) Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, in each case, without the need of any waiver or consent of any entity, person or governmental authority (ii) this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action by Buyer, (iii) this Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, (iv) Buyer has carefully reviewed all information that it and its advisers deem necessary to make its decision to enter into the transaction, (v) Buyer is a sophisticated investor, an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act of 1933, as amended, and has the capacity to evaluate the risks and merits of the transactions contemplated by this Agreement, (vi) Buyer has made an informed decision with respect to the transactions contemplated by this Agreement without reliance on any advice from such Seller, and (vi) Buyer is acquiring the Shares for investment and not with a view toward distribution in a manner which would violate the Securities Act of 1933.

5.Limitation on Liability.

5.1 None of Buyer, its affiliates, principals, stockholders, partners, employees or agents shall have any liability to the Sellers or their respective affiliates, partners, agents, grantors or beneficiaries, as applicable, due to or in connection with Buyer’s use or non-disclosure of the Information or otherwise as a result of the transactions contemplated hereby, and each Seller hereby irrevocably waives any claim that it might have based on the failure of Buyer to disclose the Information.

5.2 All sums payable under this Agreement or for breach of any of the representations and warranties shall be paid free and clear of all deductions or withholdings whatsoever, save only as provided in this Agreement or as required by law. Buyer shall not be obligated to pay any additional amounts to the Sellers as a result of any withholding taxes relating to the transactions contemplated hereby.

6.Tax Indemnity. Any taxes relating to the transactions contemplated hereby shall be borne by the Sellers. If such taxes are paid by Buyer or any of its affiliates, the Sellers shall promptly reimburse Buyer for such payment.

7.Miscellaneous.

7.1 Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, shall be governed by, and shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof or that would result in the application of the laws of any other jurisdiction.

7.2 Jury Trial Waiver. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

7.3 Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in a state or federal court located in the State of Delaware, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding.

7.4 Further Assurances. The parties hereto agree to sign or execute all such other deeds and documents and do such other things as may be necessary or desirable for more completely and effectually carrying out the terms and intention of this Agreement.

7.5 Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns.

7.6 No Assignment. This Agreement shall not be assigned by any party hereto without the express prior written consent of the other parties hereto.

7.7 Counterparts. This Agreement may be signed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the parties hereto.

7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded, but as consistent with its objectives as possible, and shall be enforceable in accordance with its terms.

7.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and agreements with respect to the subject matter hereof.

7.10 Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and is not intended to confer any rights upon any other third parties.

7.11 Amendments. This Agreement may not be modified, amended or supplemented except in a writing signed by each of the parties hereto.

7.12 Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

7.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.14 Confidentiality. Each of the Sellers and Buyer shall maintain the confidentiality of the terms of this Agreement and the transactions contemplated hereby unless otherwise required by law or regulatory authority, or other legal process, except that each of the Sellers and Buyer may disclose the terms of this Agreement and the transactions contemplated hereby to its affiliates, attorneys, accountants and other professionals and in connection with the enforcement of its respective rights and obligations hereunder, provided that such persons are made aware of the confidentiality provisions and such Seller or Buyer, as the case may be, is responsible for the failure of such persons to respect the confidentiality obligations.

7.15 Fees and Expenses. Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COTY INC. (as “Buyer”)

By: /s/ Pierre-Andre Terisse
Name: Pierre-André Terisse
Title: Chief Financial Officer and Chief
Operating Officer

ELMFORT INVEST B.V.

By: /s/ Pierre Laubies
Name: Pierre Laubies

PIERRE LAUBIES

By: /s/ Pierre Laubies